UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 13, 2017

GORDMANS STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34842	26-3171987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1926 South 67th Street

Omaha, Nebraska 68106

(Address of principal executive offices, zip code)

(402) 691-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard Transfer of Listing.

On March 13, 2017, Gordmans Stores, Inc. (the “Company”) received a letter from the staff (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) stating that NASDAQ has determined that the Company’s common stock will be delisted from the NASDAQ Global Select Market. The decision was reached by the Staff under NASDAQ Listing Rules 5101, 5110(b) and IM-5101-1.

The delisting is a consequence of (i) the Company’s March 13, 2017 filing for relief under Chapter 11 of the United States Bankruptcy Code, (ii) concerns regarding the residual equity interest of the existing listed securities holders and (iii) concerns about the Company’s ability to sustain compliance with all requirements for continued listing on NASDAQ, including the Company’s noncompliance with NASDAQ’s $1 per share minimum bid price continued listing standard pursuant to NASDAQ Listing Rule 5450(a)(1), as previously disclosed on the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on November 1, 2016.

On March 14, 2017, the Company notified NASDAQ that it does not intend to appeal the ruling set forth by the Staff. Accordingly, trading of the Company’s common stock will be suspended at the opening of business on Wednesday, March 22, 2017, and NASDAQ will file a Form 25-NSE with the SEC, which will remove the Company’s common stock from listing and registration on the NASDAQ Global Select Market. The Company expects that its common stock will be immediately eligible to be quoted on the OTC Bulletin Board (the “OTCBB”) or in the “Pink Sheets” under the symbol “GMANQ”. To be quoted on the OTCBB or the Pink Sheets, a market maker must sponsor the common stock and comply with SEC Rule 15c2-11 before it can initiate a quote in a specific security. Once the Company’s common stock is delisted, there can be no assurance that a market maker will apply to quote the Company’s common stock or that the Company’s common stock will become eligible for the OTCBB or the Pink Sheets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GORDMANS STORES, INC.

Date: March 14, 2017	By:	/s/ James B. Brown
	Name:	James B. Brown
	Title:	Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary